UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2015

DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35721 (Commission File Number)	45-5379027 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2015, Delek Logistics Partners, LP (the “Partnership”), through its wholly-owned subsidiary Delek Logistics Operating, LLC (“OpCo”), completed a transaction (the “El Dorado Transaction”) with Lion Oil Company (“Lion”) and Lion Oil Trading & Transportation, LLC (“LOTT” and together with Lion, “Lion Oil”), both wholly-owned subsidiaries of Delek US Holdings, Inc. (“Delek US”), pursuant to which OpCo acquired a rail offloading facility adjacent to Lion’s El Dorado, Arkansas refinery (the “El Dorado Refinery”). The assets acquired in the El Dorado Transaction consist of two crude oil offloading racks constructed in 2012, which racks are designed to receive up to 25,000 barrels per day (“bpd”) of light crude oil or 12,000 bpd of heavy crude oil, or some combination of the two, delivered by rail to the El Dorado Refinery and related ancillary assets (the “El Dorado Assets”).

In addition, the parties entered into several contracts and amended certain existing contracts with each other in connection with the El Dorado Transaction.

El Dorado Transaction

In connection with the El Dorado Transaction, the Partnership entered into the following definitive agreements on March 31, 2015:

Asset Purchase Agreement

The El Dorado Transaction was completed pursuant to the terms of an Asset Purchase Agreement (the “El Dorado Asset Purchase Agreement”) by and among OpCo, Delek US, solely as limited guarantor, LOTT and Lion. Pursuant to the terms of the El Dorado Asset Purchase Agreement, among other things, Lion and LOTT conveyed to OpCo the El Dorado Assets, excluding the land on which such assets are located, for total consideration of $42.5 million, paid with cash on hand and borrowings under the Partnership's amended and restated senior secured revolving credit facility, and the entry into several new contracts or amendments to certain existing contracts. The El Dorado Asset Purchase Agreement contains certain representations, warranties, covenants and indemnities, including, but not limited to, indemnification for Specified Title Matters (as defined in the El Dorado Asset Purchase Agreement).

OpCo leases from Lion the real property on which the El Dorado Assets are located. Lion will provide OpCo with shared use of certain services, materials and facilities that are necessary to operate and maintain the El Dorado Assets pursuant to an amended and restated site services agreement.

The foregoing description of the El Dorado Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the El Dorado Asset Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

El Dorado Rail Offloading Facility Throughput Agreement

In connection with the El Dorado Transaction, LOTT, Lion and OpCo entered into the Throughput Agreement (El Dorado Rail Offloading Facility) (the “Throughput Agreement”). Under the Throughput Agreement, OpCo will provide LOTT with rail offloading services in return for throughput fees. Under the Throughput Agreement, during each calendar quarter, LOTT is initially obligated to pay $1.00 per barrel of light crude and $2.25 per barrel of heavy crude offloaded at the rail offloading facility, provided that such payment shall not be less than $1,482,813 per quarter initially. The fees under the Throughput Agreement are indexed annually for inflation. The initial term of the Throughput Agreement is nine years and LOTT, at its sole option, may extend the term for two renewal terms of three years each. Lion is party to the Throughput Agreement to guarantee LOTT’s payment obligations.

As set forth in the Throughput Agreement, OpCo is obligated to maintain certain offloading capacities. Failure to meet such obligations may result in a reduction of fees payable under the Throughput Agreement.

The foregoing description of the Throughput Agreement is not complete and is qualified in its entirety by reference to the Throughput Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Third Amended and Restated Omnibus Agreement

On March 31, 2015, in connection with the El Dorado Transaction, the Partnership entered into a Third Amended and Restated Omnibus Agreement (the “Third Restated Omnibus Agreement”) with Delek US, Lion, Delek Refining, Ltd. (“Delek Refining”), Delek Logistics GP, LLC (the “General Partner”), and the Partnership’s wholly owned subsidiaries, OpCo, Delek Marketing and Supply, LP (“Marketing”), Paline Pipeline Company, LLC, SALA Gathering Systems, LLC, Magnolia Pipeline Company, LLC,

El Dorado Pipeline Company, LLC, Delek Crude Logistics, LLC, DKL Transportation, LLC and Delek Marketing-Big Sandy, LLC. The Third Restated Omnibus Agreement effectively amends and restates the Second Amended and Restated Omnibus Agreement dated February 10, 2014 by and among the parties (other than DKL Transportation, LLC) (the “Second Restated Omnibus Agreement”) and includes the following modifications, among others:

•	revision of the schedules to include the El Dorado Assets;

•	revision of the schedules to include the Tyler Assets (as hereafter defined);

•	revision of certain provisions and schedules with respect to certain environmental matters;

•	DKL Transportation, LLC was added as a party to the agreement;

•	elimination of certain provisions that had expired; and

•
update of the annual administrative fee payable by the Partnership to Delek US for corporate general and administrative services that Delek US and its affiliates provided under the Third Restated Omnibus Agreement to reflect the inflationary increase provided under the Second Restated Omnibus Agreement.

The foregoing description of the Third Restated Omnibus Agreement is not complete and is qualified in its entirety by reference to the Third Restated Omnibus Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

Delek US owns a 59.9% limited partnership interest in the Partnership and a 95.9% interest in the General Partner, which owns the entire 2.0% general partner interest and all income distribution rights in the Partnership. Each of the Partnership, the General Partner, Lion, LOTT, Delek Refining, Marketing, OpCo and the other subsidiaries of the Partnership is a direct or indirect subsidiary of Delek US. As a result, certain individuals, including officers and directors of Delek US and the General Partner, serve as officers and/or directors of more than one of such other entities. Additionally, the Partnership and Delek US have certain commercial relationships as further described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On March 31, 2015, the Partnership completed the El Dorado Transaction pursuant to the terms of the El Dorado Asset Purchase Agreement as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.01. Additionally, the Partnership, OpCo, Marketing, Delek US, Lion, LOTT and Delek Refining have relationships with one another as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.01.

Transactions

The Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”), which is comprised solely of independent directors, authorized and approved the El Dorado Transaction and the acquisition of the Tyler Assets (as defined below) and the agreements discussed above pursuant to the Partnership’s First Amended and Restated Agreement of Limited Partnership and the General Partner’s Related Party Transactions Policy. The Conflicts Committee retained independent legal and financial advisors to assist it in evaluating, negotiating and acquiring the assets and documentation connected to the El Dorado Transaction and the Tyler Assets. In approving the El Dorado Transaction and the acquisition of the Tyler Assets, the Conflicts Committee based its decisions in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership was fair to the Partnership and its subsidiaries and the unaffiliated common unitholders of the Partnership from a financial point of view.

Item 8.01.	Other Events.

On March 31, 2015, the Partnership, through its wholly owned subsidiary Marketing, completed a transaction with Delek Refining, a wholly owned subsidiary of Delek US, pursuant to which Marketing acquired a storage tank and ancillary assets (the “Tyler Assets”) adjacent to Delek US’s Tyler, Texas refinery.

The purchase price paid for the Tyler Assets acquired was $19.4 million in cash financed with cash on hand and borrowings under the Partnership’s amended and restated senior secured revolving credit facility.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell company transactions.

Not applicable.
(d) Exhibits.

Exhibit No.    Description

10.1	Asset Purchase Agreement, dated as of March 31, 2015, among Lion Oil Company, Lion Oil Trading & Transportation, LLC, Delek US Holdings, Inc. and Delek Logistics Operating, LLC.

10.2	Throughput Agreement (El Dorado Rail Offloading Facility), dated as of March 31, 2015, among Lion Oil Company, Lion Oil Trading & Transportation, LLC and Delek Logistics Operating, LLC.

10.3
Third Amended and Restated Omnibus Agreement, dated as of March 31, 2015, among Delek US Holdings, Inc., Lion Oil Company, Delek Logistics Operating, LLC, Delek Marketing & Supply, LP, Delek Refining, Ltd., Delek Logistics Partners, LP, Paline Pipeline Company, LLC, SALA Gathering Systems, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, DKL Transportation, LLC and Delek Logistics GP, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2015	DELEK LOGISTICS PARTNERS, LP by and through its general partner, Delek Logistics GP, LLC

By: /s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: Executive Vice President / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

10.1	Asset Purchase Agreement, dated as of March 31, 2015, among Lion Oil Company, Lion Oil Trading & Transportation, LLC, Delek US Holdings, Inc. and Delek Logistics Operating, LLC.

10.2	Throughput Agreement (El Dorado Rail Offloading Facility), dated as of March 31, 2015, among Lion Oil Company, Lion Oil Trading & Transportation, LLC and Delek Logistics Operating, LLC.

10.3
Third Amended and Restated Omnibus Agreement, dated as of March 31, 2015, among Delek US Holdings, Inc., Lion Oil Company, Delek Logistics Operating, LLC, Delek Marketing & Supply, LP, Delek Refining, Ltd., Delek Logistics Partners, LP, Paline Pipeline Company, LLC, SALA Gathering Systems, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, DKL Transportation, LLC and Delek Logistics GP, LLC.